EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in his capacity as a director and/or officer of Presley Homes, a California corporation, hereby constitutes and appoints General William Lyon and Wade H. Cable, and each of them, either one of whom may act without joinder of the other, his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4 (Registration No. 333-114691) relating to the exchange offer of $150,000,000 aggregate principal amount of 7½% senior notes due 2014 by William Lyon Homes, Inc. (the “Registration Statement”), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 28th day of June, 2004.

/s/ William Lyon
William Lyon

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 28th day of June, 2004.

/s/ Wade H. Cable
Wade H. Cable

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 28th day of June, 2004.

/s/ Michael D. Grubbs
Michael D. Grubbs

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 28th day of June, 2004.

/s/ W. Douglass Harris
W. Douglass Harris